CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

July 13, 2020

Date of Report

(Date of Earliest Event Reported)

DYNARESOURCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30371	94-1589426
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 W Las Colinas Blvd., Suite 1910 North Tower, Irving, Texas 75039

(Address of principal executive offices (zip code))

(972) 868-9066

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 15, 2020, the Company filed with the Delaware Secretary of State the following:

(1)	An amendment of the Certificate of Incorporation of the Company, as amended to date, to increase the number of authorized shares of Common Stock from 25,000,000 shares to 40,000,000 shares; and
(2)	An amendment of the Certificate of Designations of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions thereof of Series C Senior Convertible Preferred Stock (“Series C Preferred”) of the Company, in order to (a) extend the maturity date of the Series C Preferred by an additional two (2) years, (ii) add an equity cap in respect of the conversion of Series C Preferred into Common Stock of the Company, and (iii) add certain restrictions on the ability of the Company to issue Series C Preferred.

The amendment of the Certificate of Incorporation is attached as Exhibit 3.1 and incorporated herein by reference.

The amendment of the Certificate of Designations of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions thereof of Series C Senior Convertible Preferred Stock is attached as Exhibit 3.2 and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Special Meeting Results

On July 13, 2020, DynaResource, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders voted on two proposals described in the Company’s Proxy Statement filed on Schedule 14A on June 15, 2020.

The Special Meeting was held to permit Company stockholders to consider and vote upon the following two proposals:

(1)	An amendment of the Certificate of Incorporation of the Company, as amended to date, to increase the number of authorized shares of Common Stock from 25,000,000 shares to 40,000,000 shares (Proposal No. 1); and

(2)	An amendment of the Certificate of Designations of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions thereof of Series C Senior Convertible Preferred Stock (“Series C Preferred”) of the Company, in order to (a) extend the maturity date of the Series C Preferred by an additional two (2) years, (ii) add an equity cap in respect of the conversion of Series C Preferred into Common Stock of the Company, and (iii) add certain restrictions on the ability of the Company to issue Series C Preferred (Proposal No. 2).

For Proposal No. 1, only holders of record of shares of Common Stock were entitled to receive notice of and to vote at the Special Meeting. As of the May 14, 2020 record date, 17,722,825 shares of Common Stock were outstanding, of which 17,218,525 shares of Common Stock were entitled to vote.

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For Proposal No. 2, the holders of the shares of Series C Preferred were entitled to vote on an “as converted” basis, together with the holders of the shares of Common Stock, as a single class. Each holder of Series C Preferred was entitled to the number of votes equal to the number of Common Shares into which such holder’s shares of Series C Preferred could be converted. As of the May 14, 2020 record date, 17,722,825 shares of Common Stock were outstanding, of which 17,218,525 shares of Common Stock were entitled to vote. Also as of the May 14, 2020 record date, 1,734,992 shares of Series C Preferred were outstanding, convertible into an aggregate of 2,450,363 shares of Common Stock.

The number of votes cast for and the number of votes against / withheld / abstentions with respect to each matter voted on are set forth below.

1. Amendment to the Certificate of Incorporation. The stockholders approved an amendment to the Certificate of Incorporation of the Company, to increase the number of authorized shares of Common Stock from 25,000,000 shares to 40,000,000 shares. The vote was as follows:

Votes For	Votes Against / Withheld / Abstentions
12,159,535	280,546

2. Amendment of the Series C Preferred. The stockholders approved an amendment to the Certificate of Incorporation of the Company, in order to (a) extend the maturity date of the Series C Preferred by an additional two (2) years, (ii) add an equity cap in respect of the conversion of Series C Preferred into Common Stock of the Company, and (iii) add certain restrictions on the ability of the Company to issue Series C Preferred. The vote was as follows:

Votes For	Votes Against / Withheld / Abstentions
11,432,109	204,242

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3.1*	Amendment of the Certificate of Incorporation, filed July 15, 2020

3.2 *	Amendment of the Certificate of Designations of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions thereof of Series C Senior Convertible Preferred Stock, filed July 15, 2020

_______________

* Filed herewith

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 16, 2020	DYNARESOURCE, INC.
(Registrant)

By: /s/ K.W. Diepholz
Name: K.W. Diepholz
Title: Chairman and CEO

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